                                                                    EXHIBIT 21.1

                             LEVEL 8 SYSTEMS, INC.
             LIST OF SUBSIDIARIES BY JURISDICTION OF INCORPORATION


All Companies are 100% owned unless otherwise noted.


Australia: (Both Offices are in the process of being closed.)

  Level 8 Systems Australia Pty Limited

  Template Software SE Asia Pty


Austria: (This office is in the process of being closed.)

  Milestone Software GmbH

Barbados:

  Level 8 FSC, Inc.

Benelux:

  Level 8 Benelux B.V.

Canada:

  Level 8 Canada, Inc.
    Domestic Province:           Ontario

    3020126 Canada Inc.
    Domestic Province:           Canada

Denmark:

  Level 8 Denmark ApS

France:

  Level 8 France S.A.R.L.

  Template Software S.A.

Germany:

  Level 8 Europe (Deutschland) GmbH

  Template Software GmbH

  Template Software Holding GmbH

  Template Software Geschaftsfuhrungs GmbH

Ireland:

  Level 8 Ireland Limited

Italy:

  Level 8 Italia S.r.L.

Mexico:

  SEER Technologies de Mexico S.A. de C.V. (Closed)

  Template Software de Mexico, S.A. de C.V. (This office is in the process of being closed.)

Korea: (This office is in the process of being closed.)

  SEER Korea Co., Limited

Spain: (This office is in the process of being closed.)

  Level 8 Espana, S.L.

Sweden:

  Level 8 Systems Nordic AB

Switzerland:

  Milestone Software AG (20% owned)

United Kingdom:

  Level 8 Systems (U.K.) Limited

  Template Software, UK Limited

  Template Software Limited

United States:

Parent Company:

  Level 8 Systems, Inc.
    State of Incorporation:      Delaware

Subsidiary:

  SEER Technologies, Inc.
    State of Incorporation:      Delaware

  Level 8 Technologies, Inc.
    State of Incorporation:      New York

  SEER Technologies (Worldwide Holdings) Limited
    State of Incorporation:      Delaware

  ProfitKey International, Inc.
    State of Incorporation:      Delaware

  StarQuest Software, Inc.
    State of Incorporation:      California

  Level 8 Worldwide Holdings Limited
    State of Incorporation:      Delaware